Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-156012, 333-217639, 333-266597, 333-266600, 333-17773, 333-280345, and 333-289437) and on Form S-3 (No. 333-229162) of Gray Media, Inc. of our report dated July 16, 2026, relating to the abbreviated financial statement of the Allen Acquired Stations as of March 27, 2026 and May 1, 2026, appearing in this amendment to the Current Report on Form 8-K of Gray Media, Inc.

/s/ RSM US LLP

Atlanta, Georgia

July 16, 2026